                                                                    Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

CONTACT: Mason N. Carter, Chairman & CEO
         973-575-1300, ext. 1202
         mnc@merrimacind.com

                   MERRIMAC REPORTS FIRST QUARTER 2007 RESULTS

WEST CALDWELL, N.J., MAY 14, 2007: Merrimac Industries, Inc. (Amex: MRM), a
leader in the design and manufacture of RF Microwave components, subsystem assemblies and micro-multifunction modules (MMFM(R)), today announced results for the first quarter of 2007.

Sales for the first quarter of 2007 were $5,424,000, a decrease of $807,000 or
12.9 percent compared to the first quarter of 2006 sales of $6,231,000. The sales decrease was due to a problem with purchased material that was utilized in certain products. The Company has evaluated the material and found the problem with the material does not affect the functionality and reliability of the products. The customers purchasing these products agreed with the Company's conclusions. This problem did cause shipment delays of approximately $1,000,000 of products that were expected to be sold in the first quarter of 2007.
Substantially all of the products impacted should be shipped during the second quarter of 2007. Gross profit for the first quarter of 2007 was $1,782,000, a decrease of $619,000 or 25.8 percent, and was 32.8 percent of sales as compared to gross profit of $2,401,000 or 38.5 percent of sales for the first quarter of
2006. Gross profit percent in the first quarter of 2007 decreased from the first quarter of 2006 due to the impact of the lower level of sales having to absorb fixed manufacturing costs.

Operating loss for the first quarter of 2007 was $(1,220,000), compared to an operating loss of $(457,000) for the first quarter of 2006. Operating loss for the first quarter of 2007 was due to the lower gross profit from the decrease in sales and higher research and development costs related to the Company's
Multi-Mix(R) products.

Net loss for the first quarter of 2007 was $(1,264,000) compared to a net loss of $(441,000) for the first quarter of 2006. Net loss per share was $(.41) for the first quarter of 2007, compared to net loss per share of $(.14) reported for the first quarter of 2006. Net loss for the first quarter of 2006 included a tax benefit of $35,000 or $.01 per share representing refundable Canadian provincial technology tax credits for which the Company has qualified and lower net interest expense.

Orders of $6,485,000 were received during the first quarter of 2007, an increase of $2,540,000 or 64.4 percent compared to $3,945,000 in orders received during the first quarter of 2006. Backlog increased by $1,061,000 or 8.6 percent to
$13,446,000 at the end of the first quarter of 2007 compared to $12,385,000 at year-end 2006, due to the

shipment delays caused by the problem with the purchased material. The book-to-bill ratio for the first quarter of 2007 was 1.20 to 1 and for the first quarter of 2006 was 0.63 to 1.

Chairman and CEO Mason N. Carter commented, "We are currently working closely with our key account customers in establishing new Multi-Mix(R) Solutions that may become the foundation for the next-generation of integrated modules, platforms and subassemblies.

               o    We received an Internal Research and Development contract
                    (IRAD) for Multi-Mix(R) integrated modules from a major
                    satellite customer. Final design and manufacture of the
                    first space IRAD qualified assembly modules have been
                    completed and delivered in April. We are continuing
                    co-design efforts with our customer in developing innovative and enabling Multi-Mix(R) Microtechnology solutions that
                    offer size, weight, and cost solutions. Our customer design engineers are co-designing with our design teams in offering and optimizing compelling reasons for technology adoption by their customers. These applications can be utilized for the next-generation of military satellite communications.

               o    We received a contract from another key account satellite
                    customer to develop a variety of custom solutions for use in beam forming communications networks for some of the largest and most powerful satellites ever built.

               o    We continue our research and development investment focused on our Integrated Multi-Mix(R) High Power Amplifier Resource
                    Module and continue to work on very significant developments on highly integrated radar platforms."

Mr. Carter continued, "Our financial information includes:

     o    Cash of $3.7 million after the repurchase in March of 238,700 shares of Merrimac Common Stock at $9.00 per share for approximately $2.2 million.

     o    Working capital of $10.1 million and a current ratio of 4.0 to 1.

     o    Research and development costs increased $139,000 for 2007 to support new Multi-Mix(R) products to be available later this year.

     o    First quarter 2007 book-to-bill ratio of 1.2 to 1."

Investors are invited to participate in the financial results conference call on
Monday, May 14, 2007 at 4:15 p.m. (Eastern) by dialing 1-800-474-8920 (for
International callers: 1-719-457-2727) ten minutes prior to the scheduled start time, and reference the Merrimac Industries first quarter 2007 conference call.
For those unable to participate, a replay will be available for seven days by dialing 1-888-203-1112, or 1-719-457-0820 for international callers, passcode number 8993342.

This conference call will also be broadcast live over the Internet by logging on to the web at this address:

          http://www.videonewswire.com/event.asp?id=39841

If you are unable to participate during the live webcast, a link to the archived webcast will be posted on the Merrimac Industries, Inc. website
http://www.merrimacind.com.

About Merrimac

Merrimac Industries, Inc. is a leader in the design and manufacture of RF
Microwave signal processing components, subsystem assemblies, and Multi-Mix(R)
micro-multifunction modules (MMFM(R)), for the worldwide Defense, Satellite
Communications (Satcom), Commercial Wireless and Homeland Security market segments. Merrimac is focused on providing Total Integrated Packaging
Solutions(R) with Multi-Mix(R) Microtechnology, a leading edge competency providing value to our customers through miniaturization and integration.
Multi-Mix(R) MMFM(R) provides a patented and novel packaging technology that employs a platform modular architecture strategy that incorporates embedded semiconductor devices, MMICs, etched resistors, passive circuit elements and plated-through via holes to form a three-dimensional integrated module applicable to High Power, High Frequency and High Performance mission-critical applications. Merrimac Industries facilities are registered under ISO 9001:2000, an internationally developed set of quality criteria for manufacturing operations.

Merrimac Industries, Inc. has facilities located in West Caldwell, NJ, San Jose,
Costa Rica and Ottawa, Ontario, Canada, and has approximately 210 co-workers dedicated to the design and manufacture of signal processing components, gold plating of high-frequency microstrip, bonded stripline and thick metal-backed
Teflon (PTFE) micro-circuitry and subsystems providing Total Integrated
Packaging Solutions(R) for wireless applications. Merrimac (MRM) is listed on the American Stock Exchange. Multi-Mix(R), Multi-Mix PICO(R), MMFM(R) and Total
Integrated Packaging Solutions(R) are trademarks of Merrimac Industries, Inc.
For more information about Merrimac Industries, Inc. and its Canadian subsidiary
Filtran Microcircuits Inc., please visit http://www.merrimacind.com and
http://www.filtranmicro.com.

This press release contains statements relating to future results of the Company
(including certain projections and business trends) that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995.
Actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to: risks associated with demand for and market acceptance of existing and newly developed products as to which the Company has made significant investments, particularly its Multi-Mix(R) products; the possibilities of impairment charges to the carrying value of our Multi-Mix(R) assets, thereby resulting in charges to our earnings; risks associated with adequate capacity to obtain raw materials and reduced control over delivery schedules and costs due to reliance on sole source or limited suppliers; slower than anticipated penetration into the satellite communications, defense and wireless markets;
failure of our Original Equipment Manufacturer or OEM customers to successfully incorporate our products into their systems; changes in product mix resulting in unexpected engineering and research and development costs; delays and increased costs in product development, engineering and production; reliance on a small number of significant customers; the emergence of new or stronger competitors as a result of consolidation movements in the market; the timing and market acceptance of our or our OEM customers' new or enhanced products; general economic and industry conditions; the risk that the benefits expected from the
Company's acquisition of Filtran Microcircuits Inc. are not realized; the ability to protect proprietary information and technology; competitive products and pricing pressures; our ability and the ability of our OEM customers to keep pace with the rapid technological changes and short product life cycles in our industry and gain market acceptance for new products and technologies; foreign currency fluctuations between the U.S. and Canadian dollars; risks relating to governmental regulatory actions in communications and defense programs; and
inventory risks due to technological innovation and product obsolescence, as well as other risks and uncertainties as are detailed from time to time in the
Company's Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

                            MERRIMAC INDUSTRIES, INC.
                SUMMARY OF CONSOLIDATED STATEMENTS OF OPERATIONS

                                                     Quarter Ended
                                                      (Unaudited)
                                                ------------------------
                                                 March 31,     April 1,
                                                   2007          2006
                                                -----------   ----------
Net sales                                       $ 5,424,000   $6,231,000
Gross profit                                      1,782,000    2,401,000
Selling, general and administrative expenses      2,491,000    2,486,000
Research and development expense                    511,000      372,000
Operating loss                                   (1,220,000)    (457,000)
Interest and other expense, net                      44,000       19,000
Loss before income taxes                         (1,264,000)    (476,000)
Benefit for income taxes                                 --      (35,000)
Net loss                                         (1,264,000)    (441,000)
Net loss per common share                       $      (.41)  $     (.14)
Weighted average number of shares outstanding     3,096,000    3,149,000

                            MERRIMAC INDUSTRIES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                             March 31, 2007   December 30, 2006
                                               (Unaudited)       (Unaudited)
                                             --------------   -----------------
ASSETS
Current assets:
   Cash and cash equivalents                   $ 3,702,000       $ 5,961,000
   Accounts receivable, net                      4,830,000         5,852,000
   Income tax refunds receivable                    99,000            99,000
   Inventories                                   4,074,000         3,917,000
   Other current assets                            647,000           882,000
   Deferred tax assets                              10,000            10,000
                                               -----------       -----------
   Total current assets                         13,362,000        16,721,000
Property, plant and equipment, net              12,862,000        12,985,000
Other assets                                       467,000           493,000
Deferred tax assets                                557,000           552,000
Goodwill                                         3,545,000         3,503,000
                                               -----------       -----------
Total Assets                                   $30,793,000       $34,254,000
                                               ===========       ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
   Current portion of long-term debt           $   622,000       $   649,000
   Deferred tax liabilities                        100,000           100,000
   Other current liabilities                     2,577,000         2,618,000
                                               -----------       -----------
   Total current liabilities                     3,299,000         3,367,000
   Long-term debt, net of current portion        4,413,000         4,564,000
   Deferred liabilities                             44,000            38,000
                                               -----------       -----------
   Total liabilities                             7,756,000         7,969,000
                                               -----------       -----------
Stockholders' equity
   Common stock                                     33,000            33,000
   Additional paid-in capital                   19,340,000        19,237,000
   Retained earnings                             5,336,000         6,600,000
   Accumulated other comprehensive income        1,450,000         1,389,000
   Less treasury stock                          (3,122,000)         (974,000)
                                               -----------       -----------
Stockholders' equity                            23,037,000        26,285,000
                                               -----------       -----------
Total Liabilities and Stockholders' Equity     $30,793,000       $34,254,000
                                               ===========       ===========

                            MERRIMAC INDUSTRIES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                       QUARTER ENDED
                                                                        (UNAUDITED)
                                                               ------------------------------
                                                               MARCH 31, 2007   APRIL 1, 2006
                                                               --------------   -------------

Cash flows from operating activities:
   Net loss                                                     $(1,264,000)     $ (441,000)
   Adjustments to reconcile net loss to net cash provided by
      (used in) operating activities:
      Depreciation and amortization                                 635,000         663,000
      Amortization of deferred financing costs                        7,000          12,000
      Share-based compensation                                       51,000          44,000
      Changes in operating assets and liabilities:
         Accounts receivable                                      1,029,000         (83,000)
         Inventories                                               (155,000)       (514,000)
         Other current assets                                       236,000          39,000
         Other assets                                                17,000         (11,000)
         Other current liabilities                                  (47,000)         76,000
         Deferred liabilities                                         6,000          (6,000)
                                                                -----------      ----------
Net cash provided by (used in) operating activities                 515,000        (221,000)
                                                                -----------      ----------
Cash flows from investing activities:
   Purchases of capital assets                                     (499,000)       (552,000)
                                                                -----------      ----------
Net cash used in investing activities                              (499,000)       (552,000)
                                                                -----------      ----------
Cash flows from financing activities:
   Borrowings under revolving lease line                                 --         160,000
   Repurchase of stock for the treasury                          (2,148,000)             --
   Repayment of borrowings                                         (180,000)       (233,000)
   Proceeds from stock sales                                         51,000          71,000
                                                                -----------      ----------
Net cash used in financing activities                            (2,277,000)         (2,000)
                                                                -----------      ----------
Effect of exchange rate changes                                       2,000          (4,000)
                                                                -----------      ----------
Net decrease in cash and cash equivalents                        (2,259,000)       (779,000)
Cash and cash equivalents at beginning of year                    5,961,000       4,081,000
                                                                -----------      ----------
Cash and cash equivalents at end of period                      $ 3,702,000      $3,302,000
                                                                -----------      ----------